Exhibit 99.2

Primary Bank

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in ☒

This example. Please do not write outside the designated areas.

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A	PROPOSALS – THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

1.
MERGER PROPOSAL. To approve the Agreement and Plan of Merger dated as of July 6, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among Hometown Financial Group, MHC, Hometown Financial Group, Inc. (a Massachusetts corporation), Hometown Financial Group, Inc. (a Maryland corporation), bankESB, and Primary Bank, pursuant to which, at the effective time specified in the Merger Agreement, Primary Bank will merge with and into bankESB, with bankESB (renamed TruNorth Bank) as the surviving entity (the “Merger”), and to approve the transactions contemplated by the Merger Agreement, including the Merger.

For ☐	Against ☐	Abstain ☐

2.
ADJOURNMENT PROPOSAL. To approve any adjournment of the Primary Bank special meeting if there are not sufficient votes at the time of the special meeting to establish a quorum or, if necessary, to permit further solicitation of proxies in favor of the approval of the Merger Agreement and the issuance of shares of Hometown Financial Group, Inc. (a Maryland corporation) common stock in connection with the Merger.

For ☐	Against ☐	Abstain ☐

B	AUTHORIZED SIGNATURES

This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized person stating his or her title or authority.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box
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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy – Primary Bank

Special Meeting of Shareholders – [DATE]

This Proxy is Solicited by the Board of Directors of Primary Bank

The undersigned shareholder(s) of Primary Bank, a New Hampshire banking corporation (the “Bank”), by signing the reverse side of this proxy, do HEREBY NOMINATE, CONSTITUTE AND APPOINT, William Greiner, Philip B. Taub, and William C. Tucker, or any of them, with full power to act alone, as my true and lawful attorneys-in-fact, with full power of substitution, to vote all shares of the common stock of the Bank that the undersigned is entitled to vote at the Special Meeting of the Bank’s Shareholders to be held at [TIME] local time on [DATE] at the [LOCATION], [ADDRESS], and at any postponements or adjournments thereof, with all powers the undersigned would possess if personally present.

This proxy will be voted as directed by the undersigned shareholder on the reverse side of this proxy. If no direction is given, this proxy will be voted:

•
“FOR” proposals 1 and 2 listed on the reverse side of this proxy.

The undersigned acknowledges receipt of the Notice of the Bank’s Special Meeting and Proxy Statement.

PROXY CONTINUED AND TO BE SIGNED and dated ON THE REVERSE SIDE